Exhibit 99.1

Toppoint Holdings Inc. Announces Reverse Stock Split

NORTH WALES, PA, Nov. 13, 2026 (GLOBE NEWSWIRE) -- Toppoint Holdings Inc. (“Toppoint” or the “Company”) (NYSE American: TOPP), a truckload services and solutions provider focused on the recycling export supply chain, today announced that the Company’s Board of Directors (the “Board”) approved a reverse stock split (the “Reverse Stock Split”) of its shares of common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-5, pursuant to the reverse stock split authority approved by stockholders at the Company’s annual meeting on September 8, 2026.

On November 10, 2026, the NYSE American LLC (the “NYSE American”) halted trading in the Common Stock due to an abnormally low trading price. The Company has been in active communication with NYSE American regarding the resumption of trading and, following that dialogue, is proceeding with the Reverse Stock Split to restore the per-share price of its Common Stock to a level appropriate for continued listing on the NYSE American.

The Reverse Stock Split is expected to become effective at 12:01 a.m. Eastern Time on November 23, 2026, pursuant to a Certificate of Amendment to the Certificate of Incorporation of Toppoint Holdings Inc. to be filed with the Delaware Secretary of State, subject to completion of the applicable corporate action procedures. The Company is targeting November 23, 2026 for trading on a split-adjusted basis, subject to NYSE American’s authorization to resume trading. The Common Stock will retain the symbol “TOPP” and is expected to trade under the new CUSIP number 89078D 200.

As a result of the Reverse Stock Split, every five shares of Common Stock issued and outstanding will be combined into one share of Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company, except with respect to the treatment of fractional shares. No fractional shares will be issued, and in lieu of issuing fractions of shares, the Company will round up to the nearest whole number at the participant level. The number of authorized shares and the par value of the Company’s capital stock will remain unchanged. Adjustments to any outstanding equity awards, warrants or other rights to acquire Common Stock will be made in accordance with their applicable terms.

Prior to the Reverse Stock Split and as of November 13, 2026, there are 24,700,000 shares of Common Stock issued and outstanding. Immediately following the Reverse Stock Split, the Company expects to have approximately 4,940,000 shares of Common Stock issued and outstanding, subject to adjustment for the rounding up of fractional shares held by registered holders.

Registered stockholders who hold shares of Common Stock in book-entry form with the Company’s transfer agent, VStock Transfer, LLC, are not required to take any action to receive post-Reverse Stock Split shares. Stockholders owning shares through an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such nominee’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split. Stockholders who hold shares with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

About Toppoint Holdings Inc.

Toppoint Holdings Inc. (NYSE American: TOPP) is a truckload services and solutions provider focused on the recycling export supply chain. The Company is a key player in the New Jersey and Pennsylvania regional trucking market for waste paper, and also transports scrap metal and wooden logs from large waste companies, recycling centers, and commodity traders to the ports of Newark, NJ and Philadelphia, PA. Toppoint additionally provides import transportation services at these ports and has expanded into markets including Tampa, Jacksonville, and Miami, FL; Baltimore, MD; and Houston, TX. The Company is incorporated in Delaware and headquartered in North Wales, Pennsylvania.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including the anticipated effective date of the reverse stock split, the expected resumption and commencement of split-adjusted trading, the acceptance of the Certificate of Amendment by the Secretary of State of the State of Delaware, and the Company’s continued listing on NYSE American, and are subject to risks and uncertainties. These statements can be identified by words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue.” Actual results could differ materially, including as a result of the risk that NYSE American may delist the Common Stock, the risk that NYSE American may not timely remove the trading halt, and general market and economic conditions. Additional risks that may affect the Company are described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. Toppoint undertakes no obligation to update or revise any forward-looking statements except as required by law.

Investor Relations Contact

Toppoint Holdings Inc.
1250 Kenas Road, North Wales, PA 19454
Phone: 551-866-1320
NYSE American: TOPP